Exhibit 11.1



Statement of Computation of Per Share Earnings
(dollars in millions except per share data)



                              For the 13-weeks Ended     For the 39-weeks Ended
                                October 27, 1996             October 27, 1996

Primary Earnings per
   Common Share:
Net loss                       $     (2.7)                   $   (8.4)

Pro forma weighted
average shares
outstanding (000's)                 41,855                        41,515
                                   ---------                     --------

Primary E.P.S.                           $  (0.06)                  $    (0.20)
                                        ==========                   ==========


Fully Diluted Earnings per
   Common Share:
Net Loss                        $     (2.7)                   $   (8.4)

Pro forma weighted
average shares
outstanding (000's)                  41,564                        41,418
                                    ---------                     --------

Fully Diluted E.P.S.                     $  (0.06)                  $    (0.20)
                                        ==========                   ==========